Exhibit 99.2

Hexcel Corporation and Subsidiaries

Net Sales by Segment and Market

For the Quarters Ended December 31, 2015 and 2014

and September 30, 2015 and

the Years Ended December 31, 2015 and 2014

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Fourth Quarter 2015
Composite Materials	$247.2	$67.8	$55.4	$370.4
Engineered Products	79.2	15.3	—	94.5
Total	$326.4	$83.1	$55.4	$464.9
	70%	18%	12%	100%

Third Quarter 2015
Composite Materials	$230.7	$59.7	$57.0	$347.4
Engineered Products	83.8	17.6	—	101.4
Total	$314.5	$77.3	$57.0	$448.8
	70%	17%	13%	100%

Fourth Quarter 2014
Composite Materials	$225.0	$72.1	$63.0	$360.1
Engineered Products	82.4	27.5	1.8	111.7
Total	$307.4	$99.6	$64.8	$471.8
	65%	21%	14%	100%

Year Ended December 31, 2015
Composite Materials	$959.7	$264.6	$234.4	$1,458.7
Engineered Products	326.2	72.7	3.6	402.5
Total	$1,285.9	$337.3	$238.0	$1,861.2
	69%	18%	13%	100%

Year Ended December 31, 2014
Composite Materials	$887.6	$271.6	$261.7	$1,420.9
Engineered Products	327.7	104.2	2.7	434.6
Total	$1,215.3	$375.8	$264.4	$1,855.5
	66%	20%	14%	100%